Exhibit 10.55
FOURTEENTH AMENDMENT TO OFFICE LEASE
For valuable consideration, the receipt and adequacy of which are expressly acknowledged, KBSII GRANITE TOWER, LLC, a Delaware limited liability company ("Landlord"), and ANADARKO PETROLEUM CORPORATION, a Delaware corporation ("Tenant") agree as of this 13th day of November, ("Effective Date") that:
1.Definitions. In this Fourteenth Amendment to Office Lease ("Fourteenth Amendment"), the following terms have the meaning given:
A.Landlord: KBSII Granite Tower, LLC, a Delaware limited liability company, as successor to Cumberland Office Park, LLC, a Georgia limited liability company, as successor to Denver-Stellar Associates Limited Partnership, a Delaware limited partnership.
B.Tenant: Anadarko Petroleum Corporation, a Delaware corporation.
C.Lease: Agreement of Lease dated July 30, 2002, between Denver-Stellar Associates Limited Partnership, a Delaware limited partnership ("DSA"), and Western Gas Resources, Inc. ("Original Tenant") ("Original Lease"), as amended by:
(1)First Amendment to Lease, dated as of September 10, 2002, between DSA and Original Tenant ("First Amendment");
(2)Second Amendment to Lease, dated as of July 23, 2004, between DSA and Original Tenant ("Second Amendment");
(3)Third Amendment to Lease, dated as of November 1, 2004, between DSA and Original Tenant ("Third Amendment");
(4)Fourth Amendment to Lease, dated as of December 31, 2004, between DSA and Original Tenant ("Fourth Amendment");
(5)Fifth Amendment to Lease, dated as of April 20, 2005, between DSA and Original Tenant ("Fifth Amendment");
(6)Sixth Amendment to Lease, dated as of May 18, 2005, between DSA and Original Tenant ("Sixth Amendment");
(7)Seventh Amendment to Lease, dated as of June 15, 2005, between DSA and Original Tenant ("Seventh Amendment");
(8)Eighth Amendment to Lease, dated as of November 15, 2005 ("Eighth Amendment"), between Cumberland Office Park, LLC, a Georgia limited liability company ("Successor Landlord"), as successor in interest to DSA, and Original Tenant;

(9)Ninth Amendment to Office Lease between Successor Landlord and Tenant, successor in interest to Original Tenant, dated as of February 16, 2007 ("Ninth Amendment") adding the Expansion Space;
(10)Tenth Amendment to Office Lease dated September 11, 2017, between Successor Landlord and Tenant ("Tenth Amendment");
(11)Eleventh Amendment to Office Lease dated November 9, 2007, between Successor Landlord and Tenant ("Eleventh Amendment");
(12)Twelfth Amendment to Office Lease dated March 3, 2008, between Successor Landlord and Tenant ("Twelfth Amendment");
(13)Thirteenth Amendment to Office Lease dated October 6, 2011, between Landlord and Tenant ("Thirteenth Amendment");
(14)This Fourteen Amendment.
D.Existing Space: Existing Space is comprised of approximately 103,263 rentable square feet more particularly described in the Ninth Amendment and on the Premises Schedule attached as Schedule 1 to the Eleventh Amendment (the "Premises Schedule").
E.Ninth Amendment Expansion Space: Expansion Space added pursuant to the Ninth Amendment is comprised of the floors or portions thereof more particularly described in the Ninth Amendment and on the Premises Schedule.
F.Tenth Amendment Expansion Space: Additional space added to the Premises and more particularly described in the Tenth Amendment and on the Premises Schedule.
G.Suites 400 and 600: Additional space added to the Premises and more particularly described in the Eleventh Amendment and on the Premises Schedule.
H.Suite 1800: Approximately 14,090 rentable square feet on the eighteenth (18th) floor of the Building as shown on Exhibit B to the Twelfth Amendment and the electrical closet on the 17th floor.
I.Suite 1900: Approximately 21,154 rentable square feet on the nineteenth (19th) floor of the Building as shown on Exhibit A to the Thirteenth Amendment.
J.Suite 2000: Approximately 18,758 rentable square feet on the twentieth (20th) floor of the Building as shown on Exhibit B to the Thirteenth Amendment.
K.Suite 700: Approximately 20,858 rentable square feet on the seventh (7th) floor of the Building as shown on Exhibit A to the Fourteenth Amendment.

L.Building Address:    Granite Tower
1099 18th Street Denver, CO 80202
M.Expiration Date: April 30, 2018 ("Term").
N.    Scheduled Delivery Date of Suite 700: October 1, 2013, subject to Exhibit C of the Ninth Amendment.
O.    Delivery Date of Suite 700: The actual delivery date as determined pursuant to Exhibit C to the Ninth Amendment for Suite 700. The Delivery Date for Suite 700 will be confirmed by a Delivery Date Certificate substantially in the form of Exhibit D attached to the Ninth Amendment.
P.    Capitalized Terms: Any capitalized term used in this Fifteenth Amendment but not defined in this Fifteenth Amendment has the meaning set forth for such term in the Ninth Amendment.
2.Controlling Lease Documents/Conditions. Except as specifically set forth in paragraph 5 of the Ninth Amendment, as of the Effective Date, the term "Lease" shall mean the Original Lease, plus the Ninth, Tenth, Eleventh, Twelfth, Thirteenth,and Fourteenth Amendments. The First through Eighth Amendments, inclusive, were terminated and replaced in their entirety by the Ninth Amendment.
3.Suite 700. Upon the mutual execution hereof, Landlord leases to Tenant and Tenant leases from Landlord Suite 700 in accordance with this Fourteenth Amendment.
A.Landlord will deliver all of Suite 700 to Tenant on or before the Scheduled Delivery Date of Suite 700 in its current "as is" condition, broom clean, floors vacuumed and with the personal property of the prior occupants, if any, removed. From and after the Delivery Date for Suite 700, all references in the Lease to the term "Premises" shall include Suite 700. The commencement date for Suite 700 shall be the date which is ninety (90) days after the Delivery Date for Suite 700 ("Suite 700 Commencement Date"). The obligation to pay Rent for Suite 700 as set forth in the Suite 700 Rent Schedule below will commence ninety (90) days after the Suite 700 Commencement Date ("Suite 700 Rent Commencement Date").
B.Tenant will pay Base Rent and Additional Rent for Suite 700 commencing on the Suite 700 Rent Commencement Date for the balance of the Term of the Lease as follows:
SUITE 700 RENT SCHEDULE

Term	Per Sq. Ft. (20,858 RSF)	Monthly Base Rent	Periodic Base Rent
4-1-13 to 9-30-13*	$0.00	$0.00	$0.00

10-1-13 to 11-30-13*	$27.50	$47,799.58	$95,599.16
12-1-13 to 11-30-14	$28.00	$48,668.67	$584,024.04
12-1-14 to 11-30-15	$28.50	$49,537.75	$594,453.00
12-1-15 to 11-30-16	$29.00	$50,406.83	$604,881.96
12-1-16 to 11-30-17	$29.50	$51,275.92	$615,311.04
12-1-17 to 11-30-18	$30.00	$52,145.00	$260,725.00
*    The foregoing Suite 700 Rent Schedule is based on a Delivery Date for Suite 700 of January 1, 2013. To the extent the Delivery Date for Suite 700 is later than January 1, 2013, the foregoing schedule shall be automatically adjusted to reflect the actual Suite 700 Commencement Date and Suite 700 Rent Commencement Date.
Except as set forth above, Schedule 2 to the Eleventh Amendment, as modified by the Twelfth Amendment remains in full force and effect for the balance of the Term.
C.For the period commencing on the Suite 700 Commencement Date through the expiration of the Term, Tenant shall have the right to lease from the Parking Garage Operator an additional twenty-three (23) parking spaces in the parking garage at then current monthly rates posted by the Parking Garage Operator of which ten percent (10%) of such spaces may be reserved. The current market rate for unreserved parking spaces in the parking garage is $185.00 per space, per month and the current market rate for reserved parking spaces in the parking garage is $250.00 per space, per month.
D.Tenant agrees to accept Suite 700 in its current "as-is" condition subject to Landlord's obligation to provide the tenant finish allowance ("Suite 700 Finish Allowance") described in the next sentence. The Suite 700 Finish Allowance will be Six Hundred Eighty Eight Thousand Three Hundred Fourteen Dollars ($688,314.00) based on Thirty-Three Dollars ($33.00) per rentable square feet in Suite 700. Construction of the tenant improvements for Suite 700 shall be governed by Exhibit C to the Ninth Amendment and payment of the Suite 700 Finish Allowance by Landlord shall be governed by the provisions of Article 9(a) of Exhibit C to the Ninth Amendment. Notwithstanding the foregoing, however, Article 9(b) of Exhibit C to the Ninth Amendment shall not apply to Suite 700. Paragraph 1(c) of the Ninth Amendment is amended to provide that Jill Campbell is "Landlord's Representative" for purposes of the construction of the tenant improvements in Suite 700.
E.From and after the Delivery Date for Suite 700, all references in the Lease to the term "Premises" shall be deemed to include Suite 700, all of the Premises shown on the Premises Schedule will have been delivered and the Premises will contain approximately 330,750 rentable square feet as stated on the Premises Schedule.
F.Upon the Effective Date hereof, Paragraph 6 and Paragraph 7 of the Thirteenth Amendment are deemed deleted in their entireties.
4.Base Year. In addition to paying Base Rent for Suite 700 as set forth above, Tenant shall pay as "additional rent", commencing on the Suite 700 Rent Commencement Date, an amount determined in accordance with Paragraph 4 of the Original Lease as amended by the next sentence. As of January 1, 2013, the "Suite 700 Operating Expense Base Amount", "Suite 700 Tax Base Amount", for Suite 700 only will be the dollar amounts of Operating Expenses and Taxes, respectively, per rentable square foot calculated by Landlord for the calendar year 2013, as they may be adjusted pursuant to subparagraph 4(a)(vii)(A) of the Original Lease. Landlord will advise Tenant in writing promptly upon their determination in early 2014. Commencing January 1, 2014, Tenant will pay as "additional rent" for Suite 700, Tenant's Proportionate Share of the increases, in Operating Expenses and Taxes, per rentable square foot of Suite 700, in excess of the Suite 700 Operating Expense Base Amount and Suite 700 Tax Base Amount, respectively.
5.Broker. Each of Landlord and Tenant represents and warrants to the other that neither has dealt with any broker or agent in negotiating this Fourteenth Amendment except Newmark Knight Frank Frederick Ross (Landlord's broker) and Cushman & Wakefield of Texas, Inc. (Tenant's broker) (collectively, the "Brokers"). Landlord will pay any commission owed to the Brokers pursuant to a separate agreement. Each of Landlord and Tenant will indemnify and hold the other harmless from all damages paid or incurred by the other resulting from any claims asserted against such party by brokers or agents claiming through the other party.
6.Tenant's Proportionate Share. Attached to the Thirteenth Amendment as Exhibit E is a breakdown of Tenant's Proportionate Share for the Premises including Suite 710 and Suite 770 which combined are known herein as Suite 700. Tenant's Proportionate Share for Suite 700 is 3.7108%. In accordance with the Ninth Amendment, Tenant's Proportionate Share of the Premises and Suite 700 will be calculated in accordance with Section 4(a)(iv) of the Original Lease, as amended hereby, as and when Base Rent commences for Suite 700.
7.Renewal Option. The provisions of Article 12 of the Ninth Amendment are deemed to apply to Suite 700.
8.Telephone and Telecommunications Services. Landlord and Tenant acknowledge and agree that the provisions of Article 27 of the Original Lease shall apply to the entirety of the Premises.
9.Reaffirmation of Lease Terms. Tenant and Landlord agree that the terms, covenants, and conditions of the Lease shall remain and continue in full force and effect as amended herein. Tenant confirms that Landlord is in compliance with the Lease provisions and that Tenant does not have any defenses, claims or offsets against Landlord as of the Effective Date. As of the Effective Date, Tenant waives and releases Landlord and its agents and employees, from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, known or unknown, arising out of or in connection with the Lease and/or the use or occupancy of the Premises prior to the Effective Date. Except as specifically modified in this Fourteenth Amendment, the Lease remains in full force and effect. If there is any conflict between the terms and provisions of this Fourteenth Amendment and the terms and provisions of the Lease as amended by the Ninth, Tenth, Eleventh, Twelfth and Thirteenth Amendments, the terms and provisions of this Fourteenth Amendment shall govern.
10.Authority. Each of Landlord and Tenant represents and warrants to the other that the person executing this Fourteenth Amendment on behalf of such party is duly authorized to do so. As of the Effective Date, Tenant represents and warrants to Landlord that (a) there are no subleases, assignments, or other agreements between Tenant and any third party concerning or affecting the Lease or the Premises or any portion thereof; and (b) Tenant has not assigned, conveyed, pledged, or granted any interest in the Lease or any portion of the Premises to any person or entity.
11.Anti-Terrorism Statute Compliance. Tenant hereby represents and warrants to Landlord that Tenant is not: (I) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13221; (4) engaging in or conspiring to engage in any transaction that evades or avoids, or had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, "Antiterrorism Law" is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism" "Prohibited Person" is defined as (I) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, or (iii) a person or entity that is named as a "specially designated national and blocked person' on the most current list published by the U.S. Treasury Department Office Of Foreign Assets Control as its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 200 l" (Public Law 107-56).
12.Miscellaneous.
(a)Governing Law. The governing law of this Fourteenth Amendment and all provisions hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.
(b)Complete Agreement. This Fifteenth Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the matters described herein.
(c)Benefit. Subject to the limitations on Tenant's assignment and subleasing provided in the Lease, this Fourteenth Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
(d)Amendment. This Fourteenth Amendment may not be amended except in writing signed by the parties hereto.
(e)Headings. The paragraph headings of this Fourteenth Amendment are for reference only and shall not be deemed to alter or affect the meaning of the terms hereof.
(f)Binding Effect. This Fourteenth Amendment becomes effective only upon the execution and delivery by Landlord and Tenant.
(g)Time. Time is of the essence hereof,
(h)Survival. All covenants, agreements, representations and warranties as set forth in this Fourteenth Amendment shall survive the termination of the Lease as amended herein.
(i)Counterparts. This Fourteenth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourteenth Amendment to Lease on the day and year first above written.

Signatures appear on following page.

LANDLORD:
KBSII GRANITE TOWER, LLC, a Delaware limited
liability company
By: KBS Capital Advisors, LLC, its Authorized Agent

By:	/s/ Mark Brecheen
Mark Brecheen, Senior Vice President 11/26/12
TENANT:
ANADARKO PETROLEUM CORPORATION,
a Delaware corporation
By:    /s/ Authorized Signatory
Its:    VP & CIO

EXHIBIT A
SUITE 700